EXHIBIT 16
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               [Smith, Goolsby, Artis & Reams, P.S.C. Letterhead]



July 17, 2003
Securities and Exchange Commission
450 5th Street N.W.
Washington, D.C. 20549


Gentlemen:

We have read the statements in the Current Report on Form 8-K of Classic Bancshares, Inc. for the event occurring on July 14, 2003 regarding our resignation as its independent auditors. We agree with the statements contained therein.

Very truly yours,

/s/ Smith, Goolsby, Artis & Reams, P.S.C.

Smith, Goolsby, Artis & Reams, P.S.C.